UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2024

YOSHIHARU GLOBAL CO.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Beach Blvd., Suite D-705, Buena Park, CA	90621
(Address of principal executive offices)	(Zip Code)

(714) 694-2403

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2024, Yoshiharu Global Co., a Delaware corporation (the “Company”) received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that that because it has not yet filed its Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Filing”), Nasdaq has determined that the Company has failed to comply with the filing requirement set forth in Listing Rule 5250(c.)(1).

The Letter further explains that under applicable Nasdaq rules, the Company has up to 60 calendar days to submit a plan to regain compliance, and that if the plan is accepted, Staff will grant an exception of up to 180 calendar days from the Filing’s due date, or until December 16, 2024, to regain compliance. If the Staff does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision before the Hearings Panel (the “Panel”). The Letter also states that any subsequent periodic filing that is due within the 180 day exception period must be filed no later than the end of the period.

While the Company intends to submit a plan to regain compliance to the Staff, there can be no assurances that the Staff will accept its plan. In the event that the Company’s plan of compliance is rejected, it will likely appeal such a decision to the Panel. However, there can be no assurances that the Panel will provide a favorable decision to the Company with respect to such an appeal.

Pursuant to Listing Rule 5810(b), the Staff requires that the Company issue as promptly as possible, but no later than four days from the receipt of the Letter, a public announcement disclosing the receipt of the Letter. In the event the Company does not make the required public announcement, trading in its securities will be halted.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b). A copy of a press release with respect to the information set forth above is also attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer
Date:	June 27, 2024